Exhibit 3.4

AMENDED AND RESTATED BY-LAWS

OF

MIDWESTONE FINANCIAL GROUP, INC.

(f/k/a ISB Financial Corp.)

ARTICLE I.

OFFICES

The principal office of the corporation in the State of Iowa shall be located in the City of Iowa City, County of Johnson. The corporation may have such other offices, either within or without the State of Iowa as the Board of Directors may designate or as the business of the corporation may require from time to time.

The registered office of the corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors.

ARTICLE II.

SHAREHOLDERS

Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Tuesday in the month of April in each year, beginning with the year 1984 at the hour of 3:00 p.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the President or by the Board of Directors, and shall be called by the Chairman of the Board or the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. (Rev. January 9, 2001)

Section 2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Iowa, as the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors or the Chairman of the

Board or the President. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Iowa, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Iowa, except as otherwise provided in Section 2.12 of these By-Laws. (Rev. January 9, 2001)

Section 2.4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, or, in the absence of such direction, the Chairman of the Board or the President, or, in the absence of either such direction, by the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it then appears on the stock transfer books of the corporation, with postage thereon prepaid. (Rev. January 9, 2001)

Section 2.5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken and, in case of a meeting of shareholders, not less than ten days before the date of such meeting. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 2.6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 2.7. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

Section 2.11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 2.12. Meeting of all Shareholders. If all of the shareholders shall meet at any time and place, either within or without the State of Iowa, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 2.13. Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot. (Rev. January 9, 2001)

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 3.2. Number, Tenure, Qualifications. In accordance with Section 2.6 of the Agreement and Plan of Merger by and between the corporation and MidWestOne Financial Group, Inc. (“MidWestOne”), dated September 11, 2007 (the “Agreement”), the following provisions shall govern directors to the exclusion of any provision in these By-laws to the contrary. Terms capitalized but not otherwise defined in this Section shall have the meaning given to them in the Agreement. At the Effective Time, the Board of Directors of the corporation as the Surviving Corporation shall consist of 12 directors who shall consist of (i) six (6) persons serving as directors of the corporation (each, a “ISB-Related Director”) and (ii) six (6) persons serving as directors of MidWestOne (each, a “MidWestOne-Related Director”), in each case serving in such capacity immediately prior to the Effective Time. If at any time any person who is a director of the Surviving Corporation shall for any reason cease to serve as a director or shall not stand for reelection as a director, then he or she shall be replaced by the Nominating and Corporate Governance Committee (any deadlocks in the Nominating and Corporate Governance Committee shall be resolved in good faith by the full Board of Directors in a manner intended to preserve the principles of representation in these By-laws).

The directors shall be divided into three classes. Class I directors shall initially consist of two (2) ISB-Related Directors and two (2) MidWestOne-Related Directors and shall hold office for an initial term expiring at the 2008 annual meeting of shareholders and shall thereafter be elected to three (3) year terms. Class II directors shall initially consist of two (2) ISB-Related Directors and two (2) MidWestOne-Related Directors and shall hold office for an initial term expiring at the 2009 annual meeting of shareholders and shall thereafter be elected to three (3) year terms. Class III directors shall initially consist of two (2) ISB-Related Directors and two (2) MidWestOne-Related Directors and shall hold office for an initial term expiring at the 2010 annual meeting of shareholders and shall thereafter be elected to three (3) year terms.”

Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Iowa, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or a majority of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Iowa, as the place for holding any special meeting of the Board of Directors called by them. (Rev. January 9, 2001)

Section 3.5. Notice. Notice of any special meeting shall be given at least three days previously thereto by written notice delivered personally or mailed to each director at his or her business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6. Quorum. A majority of the number of directors as determined annually by the shareholders shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.7. Manner of Acting; Actions Requiring Supermajority Approval.

(a) Except as provided below or as otherwise provided in these By-laws, the act of the majority of the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

(b)     Through the annual meeting of shareholders held in 2009, the following actions may not be taken without the approval of two-thirds of the full Board of Directors:

(i)	a change to the name of “MidWestOne Financial Group, Inc.” as the Surviving Corporation’s name;

(ii)	a change in the location of the Surviving Corporation’s headquarters from Iowa City, Iowa to another city;

(iii)	the removal of any member of the Board of Directors;

(iv)	the purchase or acquisition of all or substantially all of the assets or a majority of the outstanding equity ownership of another company or entity; or

(v)	the sale, transfer or other disposition of all or substantially all of the assets of the Surviving Corporation to an unaffiliated entity, or a merger, combination or other similar transaction pursuant to which an unaffiliated party will own or control twenty-five percent (25%) or more of the outstanding stock of the Surviving Corporation.”

Section 3.8. Vacancies. Any vacancy occurring in the Board of Directors shall be filled in accordance with Section 3.2.

Section 3.9. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered into the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.11. Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 3.12. Appointment of Certain Board Committees. On or prior to the Effective Time, the Board of Directors shall take such actions as are necessary to establish three standing committees: a Nominating and Corporate Governance Committee; an Audit Committee; and a Compensation Committee. Through the corporation’s annual meetings of shareholders held in 2008 and 2009, the Board shall appoint at least two (2) ISB-Related Directors and two (2) MidWestOne-Related Directors to each of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.

ARTICLE IV.

OFFICERS

Section 4.1. Number. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors or appointed by or pursuant to the authority of the Board of Directors. Any two or more offices may be held by the same person.

Section 4.2. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Notwithstanding any other provision of these By-laws, for a period through the corporation’s annual meeting of shareholders held in 2009, the Board of Directors shall, subject to its fiduciary duties, elect the following individuals to the officer positions set forth opposite their names:

W.R. Summerwill – Chairman of the Board of Directors

Charles Howard – Vice Chairman of the Board of Directors

Charles Funk – Chief Executive Officer

Dave Meinert – Chief Financial Officer

Kent Jehle – Chief Loan Officer

John Pothoven – Chief Operating Officer

The removal of any of these individuals from, or the failure to appoint or re-elect the individuals to the positions listed above, and any amendment to or termination of any employment agreements entered into with the foregoing individuals, prior to the corporation’s annual meeting of shareholders held in 2009 shall require the affirmative vote of two-thirds of the full Board of Directors.

Section 4.3. Removal. Unless otherwise set forth in Section 4.2, any officer or agent elected or appointed by or pursuant to authority of the Board of Directors may be removed by the Board of Directors and any officer or agent appointed other than by the Board of Directors may be removed by the officer appointing them whenever in the judgement of the Board of Directors or the appointing officer, as the case may be, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled in accordance with the provisions of these By-Laws with respect to the original election or appointment to such office.

Section 4.5. Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time. (Rev. January 9, 2001)

Section 4.6. President. The President shall, in the absence or disability of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President, subject to the direction of the Chairman of the Board, shall in general assist in the business and affairs of the corporation. The President shall perform such other duties as may be prescribed by the Board of Directors from time to time. The President may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. (Rev. January 9, 2001)

Section 4.7. The Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 4.8. The Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chairman of the Board or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board or the President or by the Board of Directors. In the absence of the Secretary any Vice President or the Treasurer is authorized to sign, jointly with the Chairman of the Board or the President, certificates for shares of the corporation. (Rev. January 9, 2001)

Section 4.9. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board or the President or by the Board of Directors. (Rev. January 9, 2001)

Section 4.10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chairman of the Board or the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board or the President or the Board of Directors. (Rev. January 9, 2001)

Section 4.11. Internal Auditor. The internal auditor, if appointed, shall be responsible for management and supervision of the internal audit program of the corporation and shall, each calendar year, submit a planned program for approval to the audit committee of the board, as well as periodic reports of compliance therewith to the board of directors through the audit committee. The internal auditor shall perform such other duties as may from time to time be determined by the board of directors, the chairman or the president. (Rev. March 12, 2002)

Section 4.12. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officers shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by the Chairman of the Board or the President or such other officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Chairman of the Board or the President or by resolution of the Board of Directors. (Rev. January 9, 2001)

Section 5.4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in any case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe. (Rev. January 9, 2001)

Section 6.2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

ARTICLE VII.

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

ARTICLE VIII.

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or under the provisions of the Iowa Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX.

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE X.

SEAL

The corporation shall have a corporate seal, which shall be in the possession of the Secretary of the corporation.

ARTICLE XI

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was an officer, director, employee or agent of the corporation or, while an officer, director, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, member, trustee, employee or agent of another foreign or domestic corporation, partnership, company, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys’ fees) and judgements, fines, penalties and amounts reasonably paid in settlement actually incurred by such person in connection with such claim, action, suit or proceeding to the full extent and in the manner consistent with and limited by the Iowa Business Corporation Act, any successor or substitute law or other applicable law; provided, however, entitlement to such indemnification shall be conditional upon the corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto. (Rev. March 12, 2002)

ARTICLE XII

AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted at any regular or special meeting of the Board of Directors, provided that any such alteration, amendment, repeal or adoption of new By-laws affecting Sections 3.2, 3.7, 3.12 or this Article XII is approved by two-thirds of the full Board of Directors.

Approved this          day of                     , 200    .

Chairman	Secretary